Exhibit 10.8

Cooperation Agreement for Hong Kong STEAM Education Program

Party A: ASK Idea (Hong Kong) Limited

Registered Address: Hong Kong Special Administrative Region (Unit 721, Cyberport 1, Cyberport, Cyberport Road 100, Hong Kong)

Legal Representative/Authorized Representative: [●]

Party B: Next Education Limited

Registered Address: [●]

Legal Representative: [●]

Date of Signing: January 3, 2024

Place of Signing: Hong Kong Special Administrative Region

Whereas:

1. Party A is a company registered in Hong Kong, dedicated to promoting STEAM (Science, Technology, Engineering, Arts, and Mathematics) education services in primary and secondary schools in Hong Kong;

2. Party B is a company registered in Hong Kong, with professional capabilities and experience in providing educational services, tutor training, and curriculum management;

3. Both Parties intend to establish a long-term cooperative relationship to jointly promote the implementation of STEAM education projects.

Through friendly negotiations, Party A and Party B have reached the following cooperation agreement (hereinafter referred to as “this Agreement”) for mutual compliance:

Article 1: Purpose of Cooperation

This Agreement aims to clarify the cooperation model, scope of services, fee settlement, and other related rights and obligations for conducting on-site STEAM tutoring services in Hong Kong primary and secondary schools, ensuring smooth cooperation between both Parties.

Article 2: Scope of Services and Party B’s Responsibilities

1. Scope of Services

Party B shall assist Party A in conducting on-site STEAM tutoring services in Hong Kong primary and secondary schools based on Party A’s requirements. Party B’s specific responsibilities include but are not limited to:

(1) Recruiting suitable STEAM course tutors, ensuring they possess the necessary professional qualifications and teaching capabilities;

(2) Providing professional training to tutors to enhance their teaching skills and course delivery abilities;

(3) Arranging course schedules to ensure smooth implementation of the curriculum;

(4) Monitoring course progress and teaching quality, and submitting regular course progress reports to Party A;

(5) Developing teaching and training materials, including but not limited to PPT presentations, video content, and printed materials;

(6) Organizing and executing various STEAM-related competitions, including district, inter-school, and international competitions;

(7) Developing teaching materials for new products and conducting testing and optimization of new products.

2. Service Quality

Party B undertakes to provide services that meet industry standards and Party A’s reasonable requirements. Party B shall ensure the teaching quality of tutors, the professionalism of course materials, and the smooth execution of competition activities. If Party A raises concerns about service quality, Party B shall rectify the issues within 5 working days of receiving notification.

Article 3: Service Fees and Payment Terms

1.Service Fees

Party A shall pay Party B service fees, with the fee rate ranging from [●]% to [●]% of Party B’s project revenue. The specific rate shall be determined based on the following factors:

(1) The location of the teaching site;

(2) The urgency of the course;

(3) The number of tutors required;

(4) The duration of the course;

(5) The number of students.

2. Payment Terms

(1) Party B shall submit a settlement list for service fees to Party A within 60 working days after completing the classes;

(2) Payments shall be made in Hong Kong Dollars to the bank account designated by Party B.

3. Taxes and Fees

Each Party shall bear its respective taxes and fees arising from this Agreement in accordance with the tax regulations of the Hong Kong Special Administrative Region.

Article 4: Rights and Obligations of Both Parties

1. Party A’s Rights and Obligations

(1) Party A has the right to supervise the quality of Party B’s services and propose reasonable suggestions for improvement;

(2) Party A shall pay service fees on time;

(3) Party A shall provide Party B with necessary project information and support, including but not limited to school contact details and course requirements;

(4) Party A shall ensure that the projects it commissions comply with the laws and regulations of the Hong Kong Special Administrative Region.

2. Party B’s Rights and Obligations

(1) Party B has the right to receive service fees as agreed in this Agreement;

(2) Party B shall provide professional, high-quality services as agreed;

(3) Party B shall keep confidential the commercial information and student data provided by Party A and shall not disclose such information to third parties;

(4) Party B shall ensure that its tutors and service personnel comply with the relevant laws and regulations of Hong Kong, including labor laws and educational qualification requirements.

Article 5: Confidentiality

1. Both Parties shall maintain confidentiality regarding the other Party’s trade secrets (including but not limited to client information, financial data, and teaching materials) obtained during the cooperation and shall not disclose such information to third parties without the other Party’s written consent.

2. The confidentiality obligation shall remain in effect after the termination of this Agreement until the relevant information enters the public domain.

3. If a breach of confidentiality causes losses to the other Party, the breaching Party shall bear corresponding liability for compensation.

Article 6: Term and Termination of the Agreement

1. Term of the Agreement

This Agreement shall take effect from January 3, 2024, and remain valid for three years (until January 2, 2027). Before the Agreement expires, both Parties may negotiate its renewal.

2. Termination Conditions

(1) Both Parties may terminate this Agreement early by mutual consent;

(2) If one Party materially breaches this Agreement, the other Party may terminate the Agreement upon written notice;

(3) If one Party enters bankruptcy, liquidation, or becomes unable to perform this Agreement, the other Party may terminate the Agreement.

3. Post-Termination Handling

Upon termination of this Agreement, Party B shall transfer all relevant work outcomes (including teaching materials and course reports) to Party A, and Party A shall settle all outstanding service fees.

Article 7: Liability for Breach of Contract

1. If Party B fails to provide services as agreed or if the service quality does not meet requirements, Party A has the right to demand rectification and hold Party B liable for any additional costs incurred.

2. If Party A fails to pay service fees on time, it shall pay Party B a late payment penalty at a rate of 0.05%per day on the overdue amount.

3. If one Party’s breach causes losses to the other Party, the breaching Party shall bear liability for compensation.

Article 8: Force Majeure

In the event of force majeure (including but not limited to natural disasters, government bans, or pandemics) that prevents the performance of this Agreement, both Parties may negotiate to suspend or terminate the Agreement, and neither Party shall bear liability for breach. The affected Party shall promptly notify the other Party and take reasonable measures to minimize losses.

Article 9: Dispute Resolution

1. Any disputes arising from this Agreement shall be resolved through friendly negotiations. If negotiations fail, either Party may file a lawsuit in a court with jurisdiction in the Hong Kong Special Administrative Region.

2. This Agreement shall be governed by the laws of the Hong Kong Special Administrative Region.

Article10: Miscellaneous

1. Matters not covered by this Agreement may be addressed in a supplementary agreement signed by both Parties, which shall have the same legal effect as this Agreement.

2. This Agreement is made in duplicate, with each Party holding one copy, and shall take effect upon the signing and sealing by both Parties.

Party A

ASK Idea HK Limited

Legal Representative/Authorized Representative: [●]

Date: January 3, 2024

Party B

Next Education Limited

Legal Representative/Authorized Representative: [●]

Date: January 3, 2024